SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2014

JAKKS PACIFIC, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
June 9, 2014

ITEMS IN FORM 8-K

2

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2014, we entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) to sell $100 million in aggregate principal amount of 4.875% Senior Convertible Notes due 2020 (the “Notes”), which amount does not include the Initial Purchaser’s 30-day right to purchase up to an additional $15 million principal amount of the Notes (the “Purchase Agreement”). On June 3, 2014, we also entered into a Prepaid Forward Share Repurchase Agreement with an affiliate of the Initial Purchaser (the “Prepaid Forward Share Repurchase Agreement”) providing for us to use $24 million of the funds we received from the Notes to prepay for the repurchase of our shares of common stock under such agreement. On June 9, 2014, we entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as the Trustee for the Notes. The foregoing descriptions of the Purchase Agreement, Prepaid Forward Share Repurchase Agreement and the Indenture are qualified in their entirety by reference to the Purchase Agreement and the Indenture, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2014, we issued $100 million in aggregate principal amount of the Notes, pursuant to the Indenture. The Notes are our senior unsecured obligations, are entitled to semi-annual interest payments at a rate of 4.875% per annum and mature on June 1, 2020. The Notes are convertible into shares of our common stock at an initial conversion rate of 103.7613 shares of our common stock per $1,000 principal amount of Notes (equivalent to approximately $9.64 per share of common stock), subject to adjustment in certain circumstances. Upon conversion, the Notes will be settled in shares of our common stock. The foregoing description of the Notes is qualified in its entirety by reference to the Indenture and Form of Note, copies of which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

As discussed above, the Company issued $100 million aggregate principal amount of the Notes on June 9, 2014. The Initial Purchaser of the Notes received an aggregate discount of approximately $4.0 million. The offer and sale of the Notes to the Initial Purchaser was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The Initial Purchaser then offered for resale the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser.

Additional information is provided in Item 2.03 and is incorporated herein by reference to this Item 3.02.

Item 9.01     Financial Statements and Exhibits.

(c)   Exhibits

Exhibit
Number	Description

4.1*	Indenture dated as of June 9, 2014 between JAKKS Pacific, Inc. and Wells Fargo Bank, National Association
4.2*	Form of 4.875% Senior Convertible Note Due 2020
10.1*	Purchase Agreement dated June 3, 2014 between JAKKS Pacific, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
10.2*	Prepaid Forward Share Repurchase Agreement dated June 3, 2014 between JAKKS Pacific, Inc. and Merrill Lynch International

——————————
* Filed herewith

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014	JAKKS PACIFIC, INC.

	By:	/s/ Joel M. Bennett
Joel M. Bennett
Executive Vice President and Chief Financial Officer

4

Exhibit Index

Exhibit
Number	Description

4.1*	Indenture dated as of June 9, 2014 between JAKKS Pacific, Inc. and Wells Fargo Bank, NA
4.2*	Form of 4.875% Senior Convertible Note Due 2020
10.1*	Purchase Agreement dated June 3, 2014 between JAKKS Pacific, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
10.2*	Forward Repurchase Agreement dated June 3, 2014 between JAKKS Pacific, Inc. and Merrill Lynch International

——————————

*   Filed herewith

5